                                                               EXHIBIT (a)(1)(C)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE (YOU) TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

--------------------------------------------------------------  -------------------------------------------------------------
                                                GIVE THE                                                       GIVE THE
                                            SOCIAL SECURITY                                                SOCIAL SECURITY
       FOR THIS TYPE OF ACCOUNT:              NUMBER OF --             FOR THIS TYPE OF ACCOUNT:             NUMBER OF --
--------------------------------------------------------------  -------------------------------------------------------------
  1.  Individual                          The individual         6.  A valid trust, estate, or pension   The legal entity(4)
                                                                     trust
  2.  Two or more individuals (joint      The actual owner of    7.  Corporate                           The corporation
      account)                            the account or, if
                                          combined funds, the
                                          first individual on
                                          the account(1)
  3.  Custodian account of a minor        The minor(2)           8.  Association, club, religious,       The organization
      (Uniform Gift to Minors Act)                                   charitable, educational, or other
                                                                     tax-exempt organization
  4.  a. The usual revocable trust        The                    9.  Partnership                         The partnership
         (grantor is also trustee.)       grantor-trustee(1)
      b. So-called trust account that is  The actual owner(1)   10.  A broker or registered nominee      The broker or
         not a legal or valid trust                                                                      nominee
         under state law
  5.  Sole proprietorship                 The owner(3)          11.  Account with the Department of      The public entity
                                                                     Agriculture in the name of the
                                                                     public entity (such as a state or
                                                                     local government, school district,
                                                                     or prison) that receives
                                                                     agriculture program payments
-------------------------------------------------------------
                                                                -------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER
If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Number Card for an individual, or Form SS-4, Application for Employer Identification Number, from the Social Security Administration office by calling 1 (800) TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
PAYEES SPECIFICALLY EXEMPT FROM BACKUP WITHHOLDING INCLUDE:
   1. An organization exempt from tax under Section 501(a), any individual retirement Account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2);
   2. The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly owned agency or instrumentality of any of the foregoing;
   3. An international organization or any wholly owned agency or instrumentality thereof;
   4. A foreign government or any political subdivisions, agencies or instrumentalities thereof.
OTHER PAYEES THAT MAY BE EXEMPT FROM BACKUP WITHHOLDING INCLUDE:
   5. A corporation;
   6. A foreign central bank of issue;
   7. A dealer of securities or commodities required to register in the United States, the District of Columbia, or possession of the United States.
   8. A futures commission merchant registered with the Commodity Futures Trading Commission;
   9. A common trust fund operated by a bank under Section 584(a);
  10. A real estate investment trust;
  11. An entity registered at all times during the tax year under the Investment Company Act of 1940;
  12. A financial institution;
  13. A middleman known in the investment community as a nominee or custodian;
      or
  14. A trust exempt from tax under section 664 or described in section 4947 PAYMENTS EXEMPT FROM BACKUP WITHHOLDING
DIVIDENDS AND PATRONAGE DIVIDENDS
  - Payments to nonresident aliens subject to withholding under Section 1441.
  - Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
  - Payments of patronage dividends not paid in money.
  - Payments made by certain foreign organizations
  - Section 404(k) payments made by an ESOP.
INTEREST PAYMENTS
 - Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.
  - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
  - Payments described in Section 6049(b)(5) to nonresident aliens.
  - Payments on tax-free covenant bonds under Section 1451.
  - Payments made by certain foreign organizations.
  - Mortgage or student loan interest paid to you.

CERTAIN PAYMENTS, OTHER THAN PAYMENTS OF INTEREST, DIVIDENDS, AND PATRONAGE DIVIDENDS, THAT ARE EXEMPT FROM INFORMATION REPORTING ARE ALSO EXEMPT FROM BACKUP WITHHOLDING. FOR DETAILS, SEE SECTIONS 6041, 6041A, 6042, 6044, 6045, 6049, 6050A AND 6050N AND THE REGULATIONS THEREUNDER.

EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE. -- Section 6019 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) FAILURE TO FURNISH A TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no backup withholding you are subject to a $500 penalty.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) MISUSE OF TINS. -- If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the requester may be subject to civil and criminal penalties.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.